EXHIBIT 15.2

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
509-838-8111
FAX 509-838-5114

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Zeolite Mining Corporation
Vancouver, B.C.
Canada

We consent to the use of our review report dated February 6, 2002, on the financial statements of Zeolite Mining Corporation as of December 31, 2001 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-4 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

March 1, 2002